UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 20, 2012

Ralcorp Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-12619	43-1766315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

800 Market Street

St. Louis, Missouri 63101

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code (314) 877-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

In a press release dated January 20, 2012, a copy of which is attached hereto as Exhibit 99.1, and the text of which is incorporated by reference herein, Ralcorp Holdings, Inc. (“Ralcorp”) provided certain information relating to the separation of its Post cereals business from Ralcorp’s other businesses.

The information contained in Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events

Ralcorp today announced that it has received a ruling from the Internal Revenue Service confirming the tax-free nature of the distribution of at least 80 percent of the outstanding shares of common stock of Post Holdings, Inc. to Ralcorp shareholders and related transactions. Based on certain facts, assumptions, representations and undertakings set forth in the ruling, the ruling concludes that for U.S. federal income tax purposes, the separation of the Post cereals business will qualify as a tax-free distribution to Ralcorp and to the holders of common shares of Ralcorp (except in respect of cash received in lieu of fractional shares). Ralcorp also announced that subject to the consummation of the separation, common stock of Post Holdings, Inc. has been approved for listing on the New York Stock Exchange under the symbol “POST.”

Item 9.01	Financial Statements and Exhibits

The Exhibits to this Current Report on Form 8-K are listed in the Exhibit Index to this report, which Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 20, 2012	Ralcorp Holdings, Inc. (Registrant)

	By:	/s/ Scott Monette
Scott Monette
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 20, 2012